Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM’S INNERCOOL THERAPIES UNIT ANNOUNCES ITALIAN

COMMERCIALIZATION AGREEMENT FOR PORTFOLIO

OF TEMPERATURE MODULATION SYSTEMS

SAN DIEGO, CA – June 19, 2008 – Cardium Therapeutics (AMEX: CXM) and its operating unit InnerCool Therapies announced today that InnerCool has entered into an exclusive commercialization agreement with N.G.C. Medical S.p.A., a leading Italian distributor of medical products. N.G.C. Medical primarily sells medical products to the intensive care, surgical and interventional cardiology markets. They also provide in-service management of surgical suites, intensive care units and interventional laboratories for a number of Italy’s leading hospitals. The agreement covers InnerCool’s CoolBlue™, a nurse-friendly and cost-effective surface cooling temperature modulation system, which was launched in the U.S. market during the fourth quarter 2007, as well as InnerCool’s Celsius Control™ endovascular system and next-generation, high-performance RapidBlue™ system. Using N.G.C. Medical’s marketing and sales force, sales of CoolBlue and RapidBlue consoles and disposables are expected to begin in Italy in the third quarter of 2008.

“We are pleased to have this distribution agreement with N.G.C. Medical,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium Therapeutics and InnerCool Therapies. “This new Italian partnership, along with our recent distribution agreements for Australia, New Zealand, Germany, Switzerland and Austria are consistent with our strategy of accelerating the growth of InnerCool’s temperature modulation business in a strategic, efficient and cost-effective manner by establishing relationships with existing specialized international sales organizations.”

“We look forward to marketing InnerCool’s products in Italy and are pleased to offer a comprehensive portfolio of temperature modulation systems to Italy’s physicians and healthcare providers in this growing therapeutic market,” stated Paolo Cremascoli, Chief Executive Officer of N.G.C. Medical. “The InnerCool product line is a good fit for our team since key clinicians and areas of the hospital where we focus are utilizing temperature modulation products and therapies.”

InnerCool’s Surface and Endovascular Temperature Modulation Systems

InnerCool’s new CoolBlue™ surface temperature modulation system, which includes a console and a disposable CoolBlue vest with upper thigh pads, is designed to provide a tool for use in less acute patients or in clinical settings best suited to prolonged temperature management. InnerCool’s CoolBlue vest and thigh pads wrap the body without requiring any adhesives to stick to the skin and produce cooling rates of around 1°C per hour, i.e. similar to those of currently-marketed surface cooling systems and endovascular systems using inflatable balloon-based catheters. InnerCool’s CoolBlue external or surface-based temperature modulation system is designed to cool or warm patients from outside of their bodies and is intended for use in less acute settings such as in-hospital fever management.

InnerCool’s endovascular approach to patient temperature modulation is based on a single-use flexible metallic catheter and a fully-integrated cooling system, which allows for rapid and controlled cooling and re-warming. InnerCool’s endovascular system integrates a number of desirable features including a slim catheter profile, a highly efficient flexible metallic thermal transfer element, a built-in temperature monitoring sensor, and a programmable console capable of rapidly and controllably inducing, maintaining and reversing therapeutic cooling. InnerCool’s endovascular catheter-based Celsius Control System has received FDA 510(k) clearance for use in inducing, maintaining and reversing mild hypothermia in neurosurgical patients, both in surgery and in recovery or intensive care. The system has also received FDA clearance for use in cardiac patients in order to achieve or maintain normal body temperatures during surgery and in recovery / intensive care, and as an adjunctive treatment for fever control in patients with cerebral infarction and intracerebral hemorrhage. Potential additional applications of the technology include endovascular cooling for cardiac arrest, acute ischemic stroke and myocardial infarction (heart attack).

InnerCool’s next-generation RapidBlue™ system for high-performance endovascular temperature modulation is expected to receive FDA clearance in the second quarter 2008, and to initially have the same clearance as the Celsius Control System. The RapidBlue system includes a programmable console with an enhanced user interface and a catheter designed to quickly modulate patient temperature in association with surgery or other medical procedures. The RapidBlue system powers InnerCool’s Accutrol™ catheter, which has a flexible metallic temperature control element and a built-in temperature feedback sensor to provide fast and precise patient temperature control.

About Cardium

Cardium Therapeutics, Inc. and its subsidiaries, InnerCool Therapies, Inc. and the Tissue Repair Company, are medical technology companies primarily focused on the development, manufacture and sale of innovative therapeutic products and devices for cardiovascular, ischemic and related indications. Cardium’s lead product candidate, Generx™ (alferminogene tadenovec, Ad5FGF4), is a DNA-based growth factor therapeutic being developed for potential use by interventional cardiologists as a one-time treatment to promote and stimulate the growth of collateral circulation in the hearts of patients with ischemic conditions such as recurrent angina. For more information about Cardium and its businesses, products and therapeutic candidates, please visit www.cardiumthx.com or view its 2007 Annual Report at www.cardiumthx.com/flash/pdf/CardiumAR07_Book_FINAL.pdf.

Cardium’s InnerCool Therapies subsidiary is a San Diego-based medical technology company in the emerging field of patient temperature modulation therapy to rapidly and controllably cool the body in order to reduce cell death and damage following acute ischemic events such as cardiac arrest or stroke, and to potentially lessen or prevent associated injuries such as adverse neurological outcomes. For more information about Cardium’s InnerCool subsidiary and patient temperature modulation, including InnerCool’s Celsius Control System™ and CoolBlue System™, please visit www.innercool.com.

Cardium’s Tissue Repair Company subsidiary (TRC) is a San Diego-based biopharmaceutical company focused on the development of growth factor therapeutics for the treatment of severe chronic diabetic wounds. TRC’s lead product candidate, Excellarate™, is a DNA-activated collagen gel for topical treatment formulated with an adenovector delivery carrier encoding human platelet-derived growth factor-BB (PDGF-BB). Excellarate is initially being developed to be administered once or twice for the potential treatment of non-healing diabetic foot ulcers. Other potential applications for TRC’s Gene Activated Matrix™ (GAM™) technology include therapeutic angiogenesis (cardiovascular ischemia, peripheral arterial disease) and orthopedic products, including hard tissue (bone) and soft tissue (ligament, tendon, cartilage) repair. For more information about Cardium’s Tissue Repair Company subsidiary, please visit www.t-r-co.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that new distribution agreements or other commercialization efforts will effectively accelerate InnerCool’s patient temperature modulation business, that product modifications or launches will be successful or that the resulting products will be favorably received in the marketplace, that our products or proposed products will prove to be sufficiently safe and effective, that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive, that results or trends observed in one clinical study will be reproduced in subsequent studies, that third parties on whom we depend will behave as anticipated, or that necessary regulatory approvals will be obtained. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development, testing and marketing of complex biologics and therapeutic hypothermia devices and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, whether our efforts to launch new devices and systems will be successful or completed within the time frames contemplated, our dependence upon proprietary technology, our ability to obtain necessary funding, regulatory approvals and qualifications, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2008 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics™ and Generx™ are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™ and Excellarate™ are trademarks of Tissue Repair

Company.

InnerCool Therapies®, InnerCool®, Celsius Control System™, RapidBlue™, CoolBlue™ and Accutrol™ are trademarks of InnerCool Therapies, Inc.